      As filed with the Securities and Exchange Commission on November 27, 2002
                                                       Registration No. 333-____
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                   MIDAS, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------

                    Delaware                               36-4180556
        (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

          1300 Arlington Heights Road                         60143
                 Itasca, Illinois                           (Zip Code)
    (Address of Principal Executive Offices)


                                   Midas, Inc.
                      Directors' Deferred Compensation Plan
                            (Full Title of the Plan)


                                  Alvin K. Marr
                  Vice President, Secretary and General Counsel
                                   Midas, Inc.
                           1300 Arlington Heights Road
                             Itasca, Illinois 60143
                                 (630) 438-3000

  (Name and address, including zip code, and telephone number, including area code, of agent for services)

                                    Copy to:
                             Carter W. Emerson, P.C.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum       Proposed maximum
  Title of securities to be     Amount to be     offering price per     aggregate offering          Amount of
         registered              registered            share                   price            Registration Fee
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share              100,000 shares/1/        $7.61/2/             $761,000/2/               $70.01
------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase      100,000 rights            (3)                    (3)                     (3)
Rights
------------------------------------------------------------------------------------------------------------------

-------------------
(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Midas, Inc. Directors' Deferred Compensation Plan (the "Plan") relating to adjustments for changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or similar change.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of calculating amount of registration fee, based upon the average high and low sale prices of the Common Stock reported on the New York Stock Exchange on November 20, 2002.

(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
================================================================================


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the terms of the Midas, Inc. Directors' Deferred Compensation Plan are available without charge by contacting:

                                  Alvin K. Marr
                  Vice President, Secretary and General Counsel
                                   Midas, Inc.
                           1300 Arlington Heights Road
                             Itasca, Illinois 60143
                                 (630) 438-3000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Midas, Inc. (the "Company") with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 (File No. 1-13409).

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002 (File No. 1-13409).

          (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2002 (File No. 1-13409).

          (d) The Company's Current Report on Form 8-K dated August 13, 2002 (File No. 1-13409).

          (e) The Company's Current Report on Form 8-K dated September 23, 2002 (File No. 1-13409).

          (f) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2002 (File No. 1-13409).

          (g) The descriptions of the Company's Common Stock, par value $.001 per share, and the Rights associated therewith, which are contained in the Section entitled "Description of Capital Stock of the Companies" in Exhibit99 to the Company's Registration Statement on Form 10-12/A No.3 (post-effective amendment No. 1) filed with the Commission on January 7, 1998 (File No. 1-13409).

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities. Not Applicable.


Item 5. Interests of Named Experts and Counsel. Not Applicable.


Item 6. Indemnification of Directors and Officers.

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation, as amended (the "Charter"), provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit.

     The Charter provides that each person who is or was or had agreed to become a director or officer of the Company, or each person who is or was serving or who had agreed to serve at the request of the board of directors of the Company or an officer of the Company as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with and pursuant to the By-Laws of the Company (the "By-Laws"). In addition, the Company may provide indemnification to its employees and agents to the extent provided by action of its board of directors pursuant to the By-Laws. The Company may also enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Charter.

     The By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the Company. The Company's board of directors may provide indemnification to employees and agents of the Company to the same extent as provided to directors and officers of the Company.

     Pursuant to the By-Laws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. The By-Laws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware Law for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense will be on the Company. Neither the failure of the Company (including the board of directors of the Company, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including the board of directors of the Company, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the By-Laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Charter, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-Laws permit the Company to maintain insurance, at its expense to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. The Company has obtained liability insurance providing coverage to its directors and officers.

     The By-Laws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if the Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the By-Laws or otherwise.

Item 7. Exemption from Registration Claimed. Not applicable.


Item 8. Exhibits. See the Exhibit Index located at page 7.


Item 9. Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on November 7, 2002.

                                      MIDAS, INC.

                                      By:/s/ William M. Guzik
                                         -----------------------
                                         William M. Guzik
                                         Senior Vice President and Chief
                                           Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Guzik and Alvin K. Marr, and each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2002.

Signature                                                  Title
---------                                                  -----
/s/ Gary B. Vonk
--------------------------------------------               President and Acting Chief Executive Officer
Gary B. Vonk                                               (principal executive officer)

/s/ William M. Guzik                                       Senior Vice President and Chief Financial Officer
--------------------                                       (principal accounting officer)

William M. Guzik

/s/ Herbert M. Baum                                        Director
-------------------
Herbert M. Baum

/s/ Thomas L. Bindley                                      Director
---------------------
Thomas L. Bindley

/s/ Archie R. Dykes                                        Director
-------------------
Archie R. Dykes

/s/ Jarobin Gilbert, Jr.                                   Director
------------------------
Jarobin Gilbert, Jr.

/s/ Robert R. Schoeberl                                    Director and Non-Executive Chairman
-----------------------
Robert R. Schoeberl

                                       6

                                  EXHIBIT INDEX

 Exhibit
 Number            Description


   4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i).1 of the Company's Registration Statement on Form 10-12B (File No. 1-13409)).

   4.2 Certificate of Amendment to the Certificate of Incorporation of the Company, dated December 30, 1997 (incorporated by reference to Exhibit 3(i).2 of the Company's Registration Statement on Form 10-12B/A No. 3 (post-effective amendment No. 1) (File No. 1-13409)).

   4.3 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

   4.4 Bylaws of the Company, as amended December 31, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

   4.5 Rights Agreement, dated as of December 31, 1997, between the Company and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

   4.6             Midas, Inc. Directors' Deferred Compensation Plan

   5.1             Opinion of Kirkland & Ellis

   23              Consent of KPMG LLP.

   24 Powers of Attorney (contained on the signature pages to this Registration Statement).

                                       7